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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF HUGHES & LUCE, L.L.P. APPEARS HERE]


                               November 1, 1996



Tescorp, Inc.
327 Congress Avenue, Suite 200
Austin, Texas  78701

Ladies and Gentlemen:

       We have acted as special counsel to Tescorp, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,650,000 shares (the "Shares") of the Company's common stock, $.02 par value per share, issuable upon the exercise of stock options granted or to be granted pursuant to the Company's Amended and Restated 1991 Incentive Plan and 1993 Non-Employee Director Stock Option Plan (collectively, the "Plans"), as described in the Registration Statement of the Company on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission.

       In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

       Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plans, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

       This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,


                                 /s/ Hughes & Luce, L.L.P.